Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS C

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: November 19, 2014

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
Cane Alternative Strategies Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Counterpoint Tactical Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Even Keel Explorer Managed Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Even Keel Managed Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Even Keel Opportunities Managed Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Even Keel Traveler Managed Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Footprints Discover Value Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Developed Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Emerging Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US II Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Currency Strategy Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Equity Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
HCM Tactical Growth Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Multi-Asset Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Total Return Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Pinnacle Tactical Allocation Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Raylor Managed Futures Strategy Fund	1.00%	1.00%	Northern Lights Distributors, LLC
RESQ Absolute Equity Fund	1.00%	1.00%	Northern Lights Distributors, LLC
RESQ Absolute Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Swan Defined Risk Emerging Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
The Covered Bridge Fund	1.00%	1.00%	Northern Lights Distributors, LLC

Acknowledged and Approved by:

Northern Lights Fund Trust III:

By:    /s/ Andrew Rogers

 Andrew Rogers, President

Northern Lights Distributors, LLC:

By:    /s/ Brian Nielsen

 Brian Nielsen, Chief Executive Officer